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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):               August 17, 1998


                             St. Paul Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        01-15580                          36-3504665
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(State or other                (Commission                      (IRS Employer
jurisdiction of                File Number)                   Identification No.
incorporation)



6700 West North Avenue
Chicago, Illinois                                                        60707
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(Address of principal executive office)                               (Zip Code)


       Registrant's telephone number, including area code: (773) 622-5000


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.           Other Events

                  On July 1, 1998, St. Paul Bancorp, Inc. (the "Company") acquired Beverly Bancorporation, Inc. ("Beverly"), the bank holding company of Beverly Bank and Beverly Trust Company. The attached exhibit shows financial results for the combined entity for the first full month of operation after the merger. Management believes that the results of operations for the month of July are not necessarily indicative of the results expected for the third quarter of 1998 or for an entire fiscal year. Certain costs savings and revenue enhancements expected to be achieved in the merger were not fully realized in July as the Company continues to integrate Beverly operations and maintains a staff of transition employees to assist in the combining of operations.

                  For the month of July, the Company reported a net loss of $4.1 million, or a loss of $0.10 per share outstanding, including an $11.5 million pre-tax transaction charge related to the merger. This one-time transaction charge included a $2.5 million additional provision for loan loss to conform Beverly's allowance for loan losses to the Company's methodology and $9.0 million of additional general and administrative expenses for severance, contract termination penalties, and other transaction costs. Without the one-time $11.5 million transaction charge and the related tax effect, the Company would have reported net income for the month of July of $4.5 million, or $0.11 per share.

                  At July 31, 1998, the combined entity had total assets of $5.3 billion, including loans of $3.9 billion, mortgage-backed securities of $749 million, and investments of $456 million. Funding for the Company's assets included $3.9 billion of deposits, $868 million of borrowings, and stockholders' equity of $503 million.

                  See the attached exhibit for further details.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ST. PAUL BANCORP, INC.
                                                  ------------------------------
                                                  (Registrant)


                                                  /s/ Patrick J. Agnew
                                                  ------------------------------
                                                  Patrick J. Agnew
                                                  President




Attest:



/s/ Clifford M. Sladnick
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Clifford M. Sladnick
Senior Vice President, General Counsel
and Corporate Secretary



Date:    August 17, 1998



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